EXHIBIT 10.9

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT amends the EMPLOYMENT AGREEMENT (the “Agreement”) entered into as of the 26th day of December, 2008, by and between International Aerospace Enterprises, Inc. a Nevada corporation (the “Company”) and John Peck, an individual residing at 2050 Russett Way, Carson City, Nevada 89703 (“Peck”).

WHEREAS, the Company and Peck entered into the Agreement which provided for the terms of Peck’s employment by the Company as its Chief Executive Officer;

WHEREAS, the Company and Peck wish to amend the annual stock compensation section of said Agreement;

WHEREAS, the Company desires to continue to employ Peck and Peck desires to continue to be employed by the Company and Pelleg upon revised compensation terms; and

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the Company and Peck hereby agree as follows:

1.  Section 6(B) of the Agreement is hereby deleted in its entirety and replaced with the following:
 “(B) The Employee will receive 1,000,000 shares of preferred stock that votes on a converted basis with the common stock on a  100:1 basis, which shares shall be redeemable by the Company upon his termination of employment.”

2.  All other terms of the Agreement shall remain the same.

3.  This Amendment shall be governed by and construed in accordance with the internal laws of the State of Nevada, excluding its conflicts of laws provisions.  Any dispute arising out of or relating to this Agreement shall be decided by binding arbitration by the American Arbitration Association and shall be held in Carson City, Nevada.  The ruling of the arbitrator shall be final and may be enforced by any party to such arbitration in any court of competent jurisdiction located in Carson City, Nevada.

4.  This Amendment is executed in original or faxed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Amendment was executed on April 15, 2010

International Aerospace Enterprises, Inc.
a Nevada corporation

By:	/s/ Saffet Uslu
Saffet Uslu
President

/s/ John M. Peck
John M. Peck